Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-32729, No. 333-66054 and No. 333-136407 on Form S-8 of our reports dated May 14, 2009, relating to the financial statements and financial statement schedules of Tidewater Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended March 31, 2009.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana

May 14, 2009